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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated January 23, 1998 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997 included in the Form 8-K of UCFC Acceptance Corporation (the "Registrant") which is incorporated by reference in the registration statement (No. 333-37499), and to the reference to our firm under the heading "Report of Experts" in the Prospectus Supplement of the Registrant.



New York, New York
September 22, 1998

                                                     /s/ KPMG Peat Marwick LLP
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